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                                                                  EXHIBIT (a)(3)


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                          THE WILLIAMS COMPANIES, INC.

                                OFFER TO EXCHANGE
                  OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK


                                  ELECTION FORM

This Election Form ("Election Form") relates to the offer (the "Offer") by The Williams Companies, Inc. ("Williams") described in the Offer to Exchange dated May 27, 2003 (the "Offer to Exchange") distributed or made available to eligible employees of Williams. To participate in the Offer and tender your Eligible Options (as detailed below) for exchange, you must properly complete, sign, date and deliver to Williams this Election Form pursuant to the Instructions accompanying this Election Form, by no later than the expiration of the Offer. The Offer will expire at 4:00 p.m. Central Time on June 25, 2003, unless extended.

If Williams receives one or more Election Forms and one or more Notice of Withdrawal Forms signed by you, Williams will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

The following table lists your outstanding, unexercised options that, as of May 16, 2003, are eligible for exchange pursuant to the Offer (the "Eligible Options"). If you participate in the Offer and tender your Eligible Options, all of the Eligible Options will be cancelled and replacement options will be granted at least six months and one day after the cancellation of the Eligible Options, in accordance with and subject to the terms and conditions described in the Offer to Exchange.

Questions may be directed to the Human Resources Service Center at (800) 320-8040 or (918) 573-5400.

GRANT DATE        GRANT PRICE       GRANT TYPE          ELIGIBLE OPTIONS






Acknowledgement and Signature:

By properly completing, signing and dating this Election Form and delivering it to Williams pursuant to the Instructions accompanying this Election Form, I voluntarily elect to tender for exchange all of my Eligible Options and participate in and agree to all of the terms of the Offer, as described in the Offer to Exchange. Furthermore, by signing and dating this Election Form, I acknowledge that I have received all documents provided to me in regard to the Offer, including the Offer to Exchange.



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Signature                                  Date

Name:                                      Social Security Number: